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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 24, 2003

                                 Medifast, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)

            Delaware                    000-23016                13-3714405
            --------                    ----------               ----------
(State or other jurisdiction of  (Commission File Number)  (IRS Employer
         incorporation)                                      Identification No.)


     11445 Cronhill Drive, Owing Mills, Maryland                 21117
     -------------------------------------------                 -----
      (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (410) 581-8042
                                                           --------------

                                 Not applicable
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 5. OTHER EVENTS

On July 25, 2003, the Company announced that it had sold an aggregate of 550,000 shares of common stock and warrants to purchase 82,500 shares of common stock (the "PIPE Shares") to Mainfield Enterprises, Inc. and Portside Growth & Opportunity Fund. The shares of common stock were sold for a cash consideration of $12.40 per share, or a total of $6,820,000, and the warrants, exercisable for a period of five years from the date of issuance, at an exercise price equal to one hundred fifteen percent (115%) of the five-day volume weighted average price (the "PIPE Transaction"), all pursuant to the terms of that certain Securities Purchase Agreement by and between the Company and Mainfield Enterprises, Inc. and Portside Growth & Opportunity Fund dated as of July 24, 2003 (the "Securities Purchase Agreement"). The PIPE Shares were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the PIPE transaction, the Company also agreed to cause a shelf registration statement covering the PIPE Shares to be filed no later than thirty (30) days after the closing of the Pipe Transaction. A copy of the Securities Purchase Agreement is attached as Exhibit-1 to this Current Report on Form 8-K and is incorporated herein by reference.

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A copy of the press release issued by Registrant on July 25, 2003 concerning the foregoing transaction is attached as Exhibit-2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. Exhibits

Ex-1 Spa and exhibits

     A   Form of Warrant
     B   Opinion of Company Counsel
     C   Plan of Distribution
     D   Transfer Agent Instructions
     E   Lock-up Letter

Schedule

     3.1(a) *
     3.1(f) *
     3.1(i) *
     3.1(l) *
     3.1(p) *
     4.7    *

Ex-2 Press Release

* To be filed by amendment.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  MEDIFAST, INC.

Dated: July 25, 2003

                                  /s/ Bradley T. MacDonald
                                  ------------------------------------
                                  Bradley T. MacDonald
                                  Chairman and Chief Executive Officer


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